EXHIBIT 11

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 11/24/25, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
9/25/2025	Sell	1,113	16.24
9/30/2025	Sell	1,063	16.44
10/1/2025	Sell	18,130	16.55
10/2/2025	Sell	5,524	16.56
10/3/2025	Sell	30,649	16.65
10/6/2025	Sell	5,792	16.65
10/7/2025	Sell	30,072	16.57
10/8/2025	Sell	32,386	16.64
10/9/2025	Sell	13,647	16.62
10/10/2025	Sell	26,858	16.59
10/13/2025	Sell	19,408	16.58
10/14/2025	Sell	50,936	16.53
10/15/2025	Sell	6,233	16.26
10/16/2025	Sell	3,620	16.22
10/22/2025	Sell	28,112	16.25
10/23/2025	Sell	26,032	16.32
10/27/2025	Sell	25,802	16.53
10/28/2025	Sell	1,200	16.64
10/29/2025	Sell	75,953	16.55
10/30/2025	Sell	78,022	16.46
10/31/2025	Sell	24,045	16.42
11/3/2025	Sell	70,661	16.40
11/4/2025	Sell	3,600	16.30
11/5/2025	Sell	49,369	16.30
11/6/2025	Sell	57,053	16.10
11/10/2025	Sell	17,653	16.28
11/11/2025	Sell	39,740	16.39
11/12/2025	Sell	62,082	16.45
11/13/2025	Sell	90,456	16.30
11/17/2025	Sell	44,604	15.85
11/19/2025	Sell	9,750	15.64
11/24/2025	Sell	10,891	15.65